UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report
November 15, 2004
(Date of earliest event reported)

VESTA INSURANCE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	63-1097283
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

3760 River Run Drive	35243
Birmingham, Alabama	(Zip Code)
(Address of principal executive offices)

(205) 970-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      |_|      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_|      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_|      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_|      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

Vesta Insurance Group, Inc. announced on November 15, 2004 that it had identified an error in the balance sheet, which is currently expected to have a cumulative impact of approximately $1.8 million that may lead the Company to restate prior period financial statements. The Company believes this error, which was identified in the intercompany consolidation process, occurred prior to 2003. As a result of the identification of the error described above, some of our previously issued financial statements may not be reliable, however, we are currently unable to determine which periods were materially impacted by this error, if any. Vesta will delay the filing of its Form 10-Q for the period ending September 30, 2004 and will immediately begin the process to pinpoint the period and the nature of the error. Vesta's chief financial officer has discussed and is discussing the matters described above with both Vesta's audit committee and PricewaterhouseCoopers LLP, Vesta's independent accountant.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Dated as of November 19, 2004.

VESTA INSURANCE GROUP, INC.

By:   /s/   Donald W. Thornton
Its:          Senior Vice President --
              General Counsel and Secretary